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                                                                   EXHIBIT 11.1

                            PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                            THREE MONTHS ENDED SEPTEMBER 30, 1997
                                                          ---------------------------------------
                                                             NUMBER       PERCENT      EQUIVALENT
                                                           OF SHARES    OUTSTANDING      SHARES
                                                          -----------   -----------   -----------
COMMON STOCK
   From Founders' Stock                                     2,300,000     100.00%       2,300,000
   Stock Options Exercised                                    702,486      95.45%         670,519
   Preferred Stock Converted to Common Stock               15,310,943     100.00%      15,310,943
   1994 Common Stock Offerings                             11,242,857     100.00%      11,242,857
   1995 Common Stock Offerings                              4,323,874     100.00%       4,323,874
   1996 Common Stock Offering                               6,000,000     100.00%       6,000,000
   Employee Stock Purchase Plan Shares Issued                  58,431     100.00%          58,431
   1997 Warrants Exercised                                     48,300     100.00%          48,300
                                                           ----------                  ----------
                                                           39,986,891                  39,954,924

WEIGHTED AVERAGE SHARES OUTSTANDING                                                    39,954,924

NET LOSS                                                                             ($10,600,389)


NET LOSS PER SHARE                                                                         ($0.27)
                                                                                     ============
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